EMPLOYMENT AGREEMENT
                              --------------------


     This Agreement (the "Agreement") is made and entered into on this 21 day of March, 2007 (the "Effective Date"), between QUEST RESOURCE CORPORATION (the "Company), and RICHARD MARLIN ("Employee").

     1.   Agreement to Employ; Duties.

          a. Agreement to Employ. The Company hereby employs Employee and Employee hereby accepts employment upon the terms and conditions hereinafter set forth. Employee will serve as Executive Vice President Engineering of the Company.

          b. Duties. Employee agrees that so long as he is employed pursuant to this Agreement, he will: (i) to the satisfaction of the Company, devote his best efforts and his entire business time to further properly the interests of the Company; (ii) at all times be subject to the direction and control of the Chief Executive Officer of the Company with respect to his activities on behalf of the Company; (iii) comply with all rules, orders and regulations of the Company and all statutes, regulations, interpretive rulings and other enactments to which the Company is subject; (iv) truthfully and accurately maintain and preserve such records and make all reports as the Company may require; and (v) fully account for all monies which he may from time to time have custody over and deliver the same to the Company whenever and however directed to do so.

     2.   Compensation.

          a. Base Salary. For all services to be rendered by Employee, the Company shall pay Employee a salary at the rate of Two Hundred Forty Eight Thousand and No/100 Dollars ($248,000.00) per year, in installments of equal frequency to the Company's standard payroll practices. Salary payments shall be subject to withholding and other applicable taxes (e.g., federal and state withholding, FICA, earnings tax, etc).

          b. Incentive Bonus Compensation/Stock Options. Employee shall be entitled to participate in an incentive bonus plan or program with a maximum potential amount of up to 100% of Base Salary, as such plan or program is established annually by the Board of Directors (or the Company's Compensation Committee). Employee's actual bonus level will be contingent upon the Company achieving predetermined financial results and the Board's (and/or Compensation Committee's) approval, including approval of any components based on Company or individual performance. Employee acknowledges that actual payouts under the plan may be more or less than Employee's target level based on the performance of the Company against plan criteria and Employee's performance against any individual objectives.


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


          c. Restricted Stock Grant. Employee shall be granted 45,000 restricted shares of the Company pursuant to the terms of the 2005 Omnibus Stock Award Plan (including the terms of any Award Agreement executed in connection with such Plan). The restricted shares will vest in accordance with the following schedule, if employee is employed on such date:

                March 16, 2008      15,000 Restricted Shares
                March 16, 2009      15,000 Restricted Shares
                March 16, 2010      15,000 Restricted Shares

     3.   Term.  Unless  earlier  terminated  by  either  party as  provided  in
Section 5 or 6 hereof, this Agreement shall commence on March 21, 2007, and shall continue for a period of three (3) years thereafter until March 21, 2010 (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement shall automatically continue in effect for successive one (1) year terms (a "Renewal Term") unless terminated by either party by providing written Notice of Termination (as provided in Section 7) not less than one hundred twenty (120) days prior to the end of the Initial Term or any Renewal Term.

     4. Employee Benefits. Employee shall be entitled, during his employment hereunder, to receive and participate in employee benefits available to senior executives of the Company as the Board of Directors (or the Compensation Committee) of the Company determines, in its sole discretion, from time to time.

          Employee acknowledges that the benefits described above are subject to change in the discretion of the Board of Directors (or the Compensation Committee) of the Company, and that Employee is only entitled to participate in these benefits to the extent they are made available by the Company to senior executives from time to time.

     5.   Termination of Employment by the Employee.

          a. Voluntary Resignation. Employee shall have the right to terminate his employment at any time by providing no less than thirty (30) days prior written Notice of Termination to the Company as specified in section 7 herein. Employee hereby agrees to assist in the training of his replacement, if requested.

          b. With Good Reason. The Employee may terminate this Agreement with "Good Reason" as provided in this Section 5(b). Good Reason means (i) the Company's failure to pay the Employee's salary or annual bonus in accordance with the terms of this Agreement (unless the payment is not material and is being contested by the Company in good faith); (ii) the requirement of the Company that the Employee be based anywhere other than Oklahoma City, Oklahoma (with the understanding that substantial travel may be required for Employee's position); (iii) a substantial reduction in the Employee's duties or responsibilities; or (iv) Employee no longer being the Executive Vice President Engineering of the Company provided, however, that the Employee will give the Company thirty days prior written Notice of Termination, as specified in section 7 herein, of the basis for claiming Good Reason exists, and the Company shall have failed to cure such breach or nonperformance during the thirty day notice period. In such event, the Company shall pay Employee severance pay ("Severance Pay") equal to Employee's remaining Base Salary for the Initial Term or for any Renewal Term, as applicable. The Severance Pay shall be paid to Employee in equal installments on the Company's regular payroll dates, with such


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


installments to commence six (6) months after Employee's termination of employment (at which time Employee will receive a lump sum amount equal to the monthly payments that would have been paid during such six month period); provided, however, that if the payment of the Severance Pay meets an exemption under Internal Revenue Code ss. 409A ("ss. 409A") concerning the timing of payment of severance compensation, then the payment of the Severance Pay will commence upon Employee's termination of employment. In addition, Company shall pay Employee (i) his pro rata portion of any annual bonus or other compensation to which he would have been entitled for the year during which the termination occurred, such payment to be made at such time that bonuses are paid to all employees, or if later, six (6) months after Employee's termination of employment (unless an exception to ss. 409A applies); and (ii) Employee's COBRA health insurance premium payments (for the same coverage that Employee had in place prior to his termination) for the duration of the COBRA continuation period, or if earlier, until the Employee becomes eligible for health insurance because of employment with a different employer. Employee shall only be paid Severance Pay, pro rata bonuses and COBRA health insurance premiums under this
Section if he signs an agreement containing a release of claims against the Company, in a form substantially similar to that included in Exhibit A, attached hereto and incorporated herein. Employee will cease to be an employee of the Company as of the date specified in the Notice of Termination, and he will not receive or accrue any benefits of employment after such date, except as provided herein. Severance Pay, pro rata bonuses and COBRA health insurance premium payments shall not be paid to the Employee if Employee owns, manages, operates, joins, contracts with, or is employed by or connected in any manner with
(whether as principal, partner, shareholder, member, director, officer, employee, agent or otherwise), any business which is competitive to the business engaged in by the Company. For purposes of this Agreement, a business shall be deemed to be competitive to the business engaged in by the Company if such business is engaged in the same or similar business activities conducted by the Company in the same geographical area in which the Company conducts its business operations (or is actively pursuing business operations) at the time of Employee's termination of employment.

          c. Employee's Disability. The Employee may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life; provided, that the Employee shall have furnished the Company with a written statement from a qualified doctor to such effect. In the event this Agreement is terminated as a result of the Employee's disability, (i) the Employee shall receive from the Company, in a lump-sum payment due within thirty (30) days of the effective date of termination, the sum equal to Two Hundred Forty Eight Thousand Dollars 00/100 ($248,000.00), and (ii) all compensation and benefits that accrued and vested as of the date of Termination. In order to, and to the extent necessary to, comply with Section 409A, all cash amounts due under this Section 5(c) shall be payable to Employee in a lump-sum cash payment on the six-month anniversary of the date of Employee's termination of employment.

     6.   Termination of Employment by the Company.

          a. Without Cause. The Company may terminate Employee's employment under this Agreement at any time without cause by giving Employee a Notice of Termination as provided under Section 7 hereof. In such event, the Company shall pay Employee severance pay ("Severance Pay") equal to Employee's remaining Base Salary for the Initial Term or for any


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


Renewal Term, as applicable,  in accordance with the following payment schedule:
(i) if Employee's employment is terminated within two (2) years following a "change in control" (as defined below), the Severance Pay will be paid in one lump sum six (6) months following Employee's termination of employment; (ii) in all other cases, Severance Pay shall be paid to Employee in equal installments on the Company's regular payroll dates, with such installments to commence six
(6) months after Employee's termination of employment (at which time Employee will receive a lump sum amount equal to the monthly payments that would have been paid during such six month period); provided, however, that if the payment of the Severance Pay meets an exemption under Internal Revenue Code Section 409A concerning the timing of payment of severance compensation, then the payment of the Severance Pay will commence (or be paid, in the case of a change in control) upon Employee's termination of employment. In addition, Company shall pay Employee (i) his pro rata portion of any annual bonus or other compensation to which he would have been entitled for the year during which the termination occurred, such payment to be made at such time that bonuses are paid to all employees, or if later, six (6) months after Employee's termination of employment (unless an exception to ss. 409A applies); and (ii) Employee's COBRA health insurance premium payments (for the same coverage that Employee had in place prior to his termination) for the duration of the COBRA continuation period, or if earlier, until the Employee becomes eligible for health insurance because of employment with a different employer. Employee shall only be paid Severance Pay, pro rata bonuses and COBRA health insurance premium payments under this Section if he signs an agreement containing a release of claims against the Company, in a form substantially similar to that included in Exhibit A, attached hereto and incorporated herein. Employee will cease to be an employee of the Company as of the date specified in the Notice of Termination, and he will not receive or accrue any benefits of employment after such date, except as provided herein. Severance Pay, pro rata bonuses and COBRA health insurance premium payments shall not be paid to the Employee if Employee owns, manages, operates, joins, contracts with, or is employed by or connected in any manner with (whether as principal, partner, shareholder, member, director, officer, employee, agent or otherwise), any business which is competitive to the business engaged in by the Company. For purposes of this Agreement, a business shall be deemed to be competitive to the business engaged in by the Company if such business is engaged in the same or similar business activities conducted by the Company in the same geographical area in which the Company conducts its business operations (or is actively pursuing business operations) at the time of Employee's termination of employment.

     For purposes of this section, a "Change in Control" shall be consistent with regulations issued under Internal Revenue Code section 409A (the "409A regulations") and shall mean the occurrence of a "Change in the Ownership of the Company," a "Change in Effective Control of the Company", or a "Change in the Ownership of a Substantial Portion of the Company's Assets." A "Change in the Ownership of the Company" means the acquisition by any one person, or more than one person acting as a group, of the outstanding and issued common stock ("Shares") of the Company that, together with Shares held by such person or group, constitutes more than 50 percent of the total voting power of the Shares of the Company (however, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total voting power of the Shares of the Company, the acquisition of additional Shares by the same person or group shall not constitute a Change in the Ownership of the Company). A "Change in Effective Control of the Company" shall occur if either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the


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


date of the most recent acquisition by such person or persons) ownership of Shares of the Company possessing 35 percent or more of the total voting power of the Shares of the Company (however, if a person, or more than one person acting as a group owns 35% of the total fair market value or total voting power of the Shares of the Company, the acquisition of additional Shares by such person or group shall not constitute a Change in Effective Control of the Company; or (ii) a majority of members of the Company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's board of directors prior to the date of the appointment or election. A "Change in the Ownership of a Substantial Portion of the Company's Assets" occurs when any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value ("gross fair market value" means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets) equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this section, the term "acting as a group" shall have the same meaning as defined in the 409A regulations.

     b. With Cause The Company may terminate Employee's employment under this Agreement at any time for cause effective immediately upon Notice of Termination. In the event the Company terminates this Agreement for cause on the part of Employee, Employee shall receive Base Salary for the period to the date of his termination. Employee shall not be entitled to receive Severance Pay from the Company if his employment is terminated for cause. For purposes of this Agreement, "cause" shall be defined to include, but not be limited to, the following: (i) any act or omission by Employee that constitutes gross negligence or willful misconduct; (ii) theft, dishonest acts or breach of fiduciary duty that materially enrich the Employee or materially damage the Company or conviction of a felony, (iii) any conflict of interest, except those consented to in writing by the Company; (iv) any material failure by Employee to observe Company work rules, policies or procedures; (v) failure or refusal by Employee to perform his duties and responsibilities required hereunder, or to carry out reasonable instruction, to the satisfaction of the Company; (vi) any conduct that is materially detrimental to the operations, financial condition or reputation of the Company; or (vii) any material breach of this Agreement by Employee; provided, however, the occurrence of those events set forth in clauses
(i), (iv), (v) or (vii), shall be deemed "Good Cause" to the extent and only to the extent that such breach or nonperformance remains uncorrected for thirty
(30) days following Company's reasonably detailed written notice to Employee of such breach or nonperformance; provided further, however, that a repeated breach after notice and cure of any provision of clauses (i), (iv), (v) or (vii) involving the same or substantially similar actions or conduct, shall be grounds for termination for "Good Cause" without any additional notice from the Company.

     c. Employee's Disability. If, as a result of incapacity due to physical or mental illness or injury, the Employee shall fail to render services of the character contemplated by this Agreement for three (3) consecutive months or for an aggregate period of one hundred and eighty (180) calendar days during any twelve (12) month period, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such three (3) or twelve (12) month period, but which shall not be effective earlier than the last day of such three (3) or twelve (12) month period), the Company may terminate the Employee's employment hereunder provided the Employee is unable to resume his full-time duties as contemplated by this


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


Agreement at the conclusion of such notice period. In the event this Agreement is terminated by the Company as a result of the Employee's disability, (i) the Employee shall receive from the Company, in a lump-sum payment due within thirty
(30) days of the effective date of termination, the sum equal to Two Hundred Forty Eight Thousand Dollars 00/100 ($248,000.00), and (ii) all compensation and benefits that accrued and vested as of the date of termination. In order to, and to the extent necessary to, comply with Section 409A, all cash amounts due under this Section 6(c) shall be payable to Employee in a lump-sum cash payment on the six-month anniversary of the date of Employee's termination of employment.

     7. Notice of Termination. Any termination of Employee's employment by the Company pursuant to Section 6 or by Employee pursuant to Section 5 shall be communicated by written Notice of Termination to the other party hereto. Said Notice shall be deemed to have been duly given when delivered personally or by overnight delivery, sent via facsimile, or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

             If to the Company:

                 Quest Resource Corporation
                 9520 North May Avenue
                 Oklahoma City, Oklahoma  73120
                 Attention: Jerry Cash (or then current Chief Executive Officer)
                 Facsimile: (405) 488-1156

             If to Employee:

                 Richard Marlin
                 9520 North May Avenue
                 Oklahoma City, Oklahoma  73120
                 Facsimile: (405) 840-9897

or at such other address as either party may designate in writing to the other.

     8. Company Property. Upon termination of this Agreement for any reason whatsoever, Employee shall immediately deliver to the Company any and all Company property, including, without limitation, all Confidential Information, as such Confidential Information is defined in Section 15. From and after termination of this Agreement, Employee shall not represent that he has any further authority to act as a representative of the Company, in any capacity.

     9. Intellectual Property. Any interest in patents, patent applications, inventions, copyrights, developments and processes ("Inventions") which Employee now or hereafter during the period Employee is employed by the Company may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, Employee shall execute all assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all his right, title and interest in and to the Inventions free and clear of all liens, charges and encumbrances.


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


     10. No Conflicts. Employee represents and warrants to the Company that neither the execution nor delivery of this Agreement, nor the performance of Employee's obligations hereunder, will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, any obligation, contract, agreement, covenant or instrument to which Employee is a party or under which the Employee is bound, including, without limitation, the breach by Employee of a fiduciary duty to any former employers.

     11. Personnel Policies. The general personnel policies of the Company (as said policies may exist from time to time) will apply to Employee with the same force and effect as to any other employee of the Company, except to the extent such general personnel policies are inconsistent with the terms and provisions of this Agreement, in which event the terms and provisions of this Agreement shall control.

     12. Compensation Review. The Company will conduct periodic reviews of Employee and his performance no less frequently than annually. While the Company currently anticipates that during such reviews, it may consider possible increases to Base Salary, both Employee and the Company hereby agree that the Company shall have no obligation to alter or adjust any compensation or benefits due to Employee pursuant to the terms of this Agreement.

     13. Expense Reimbursement. Employee shall be reimbursed by the Company for the reasonable and necessary business expenses incurred by Employee in the discharge of his duties, subject to the Company's standard policies and procedures related to expense reimbursement and approval thereof.

     14. Conflict of Interest. Employee shall devote his full time and attention to the business of the Company and the diligent discharge of the duties assigned to Employee throughout the term of this Agreement. Unless consented to by the Company, Employee will not, directly or indirectly, have any business interests or investments (whether as principal, partner, shareholder, director, officer, employee, agent or otherwise) that: (i) are other than passive investments which do not require Employee's direct personal time, attention, or services; or (ii) create any conflict of interest with the Company or with Employee's employment by the Company. For purposes of the foregoing, a conflict of interest shall include, but not be limited to, any direct or indirect interest in any business or enterprise that is competitive with the Company or any corporation or business enterprise directly or indirectly controlling, controlled by or under common control with the Company.

     Notwithstanding the foregoing, during the period Employee is employed by the Company, Employee may own up to 1% of the outstanding equity securities of stock in any corporation which is listed upon a national stock exchange or traded in the over-the-counter market.

     15. Confidentiality; Restrictive Covenants. Employee acknowledges that his employment with the Company will afford Employee an opportunity to identify the Company's business strategies and know-how, enable him to establish favorable relations with the Company's customers, business prospects and suppliers and provide him with access to other confidential, trade secret or proprietary information of the Company (collectively, the "Confidential Information") including, without limitation, business and marketing plans, customer files and lists, business prospects, sales techniques, billing files, software, source code, financial information, reports, summaries, spreadsheets, evaluations, drawings, specifications, seismic data, reserve reports,


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


prospect analyses, geological and geophysical data, maps, models, interpretations, and other confidential or proprietary information of the Company whether in written, graphic, electronic or any other format. Employee further acknowledges that the Company will expend considerable amounts of time, money and other assets in the development of this Confidential Information which is essential to its business, and Employee acknowledges that his employment by the Company is conditioned on his promise not to use any Confidential Information or to divulge any Confidential Information to any person or entity not employed by the Company without the Company's prior written approval. Employee, therefore, agrees not to use, disclose or in any manner reveal to any person, firm, company, corporation or other entity any of the Confidential Information conveyed to him or in connection with his employment by the Company prior or subsequent to this Agreement other than for Employee to carry out his duties under this Agreement. Anything herein to the contrary notwithstanding, this Agreement shall be inoperative as to such portions of the Confidential Information which (i) are or become generally available to the public other than as a result of a disclosure by Employee; (ii) become available to Employee on a nonconfidential basis from a source, other than the Company or its representatives, which has represented to Employee (and which Employee has no reason to disbelieve after due inquiry) that such source is entitled to disclose it, or (iii) were known to Employee on a nonconfidential basis prior to disclosure to Employee by the Company or its representatives.

     Employee further agrees that while he remains in the employ of the Company and for a period of twelve (12) months following termination of such employment by Employee or by the Company for cause, Employee will not directly or indirectly (whether through any person, firm, company, corporation or other entity, other than the Company), do any of the following anywhere within the geographical area in which the Company does business:

            a. For his own account, for any person, firm, company, corporation or other entity, other than the Company, or for any other reason, solicit business or cause agents of any person, firm, company, corporation or other entity to solicit business of a type similar to that solicited by the Company from or for any person, firm, company, corporation or other entity who was, at the effective date of the termination of his employment with the Company, or within a one (1) year period prior to such termination, a customer of the Company, as disclosed by the Company's books and records, or solicit business from any prospective customer of the Company with whom the Company has had contact within the one (1) year period prior to such termination as disclosed by the Company's books and records;

            b. In any way, directly or indirectly, whether personally or through agents, other persons or otherwise, divert or take away or attempt to divert or take away any of such customers or prospective customers or any of the Company's suppliers or business prospects, or otherwise interfere with or attempt to interfere with the Company's relations with any of such customers, prospective customers, business prospects or suppliers; or

            c. In any other way, whether personally or through agents, other persons or otherwise, induce or attempt to induce any director, employee or agent of the Company to terminate his employment with the Company.


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


     16. Severability of Restrictive Covenants. It is understood and agreed that the restrictions imposed by the provisions of the foregoing Section 15 and each subsection thereof are separate and severable, and it is the intent of the parties hereto that in the event the restrictions imposed by said Section or any subsection should be determined by any court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions of this Agreement and the restrictions imposed by the remainder of said Section or subsection shall remain valid and binding upon the parties. It is also agreed and understood that in the event any restriction contained in Section 15 should be considered by any court of competent jurisdiction to be unenforceable because unreasonable either in length of time or area to which said restriction applies, it is the intent of both parties hereto that said court reduce and reform the provisions thereof so as to apply to limits considered enforceable by said court.

     17. Equitable Remedies. Recognizing that irreparable damage will result to the Company in the event of breach of any of the foregoing covenants and assurances of Section 15 by Employee, the Company shall be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining Employee and each and every person, firm, company, corporation or other entity acting in concert or participating with Employee from the continuation of such breach, and in addition thereto, Employee shall pay to the Company all ascertainable damages, including costs and reasonable attorneys' fees and expenses, sustained by the Company by reason of the breach of said covenants and assurances.

     18. Survival of Representations. The covenants, agreements, representations and warranties contained in or made by Employee pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

     19. Waiver. Failure of either party to demand strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment by either party of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     20. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     21. Governing Law; Binding Effect. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma and shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

     22. Entire and Final Agreement. This Agreement shall supersede any and all agreements of employment, oral or written (including correspondence, memoranda, term sheets, etc.), heretofore existing and contains the entire agreement of the parties with respect to the subject matter hereof; provided, however, that this Agreement shall not supersede the Bonus Shares Award Agreement dated October 14, 2005, between Company and Employee. This Agreement may not be modified orally, but only by an agreement in writing, signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought.

     23. Assignment. Neither this Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by Employee without the prior written consent of the Company. Neither this Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by the Company, without the prior written consent of the Employee, to a person other than: (1) an affiliate of the Company; or (2) any party with which the Company merges or consolidates, or to whomever the Company may sell all or substantially of its assets; provided, however, that any such affiliate or successor shall expressly assume all of the Company's obligations and liabilities to Employee under this Agreement.

     24. Section Headings. The section headings contained in this Agreement are inserted for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     25.  Signature Blocks.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and Employee has hereunto set his hand the day and year first above written.


"Employee"                     "Company"

                               QUEST RESOURCE CORPORATION

/s/ Richard Marlin
---------------------
Richard Marlin                 By: /s/ Jerry D. Cash
                                   --------------------------------
                                   Jerry D. Cash
                                   Title: Chief Executive Officer

                                    EXHIBIT A


                                RELEASE AGREEMENT
                                -----------------

     THIS RELEASE AGREEMENT ("Release") is entered into effective the date signed below, by and between RICHARD MARLIN ("Employee") and QUEST RESOURCE CORPORATION ("Company").

     WHEREAS, the Company has determined that Employee's employment with the Company should end effective ________________________ ("Termination Date"); and

     WHEREAS, the Company and Employee desire to fully and finally resolve all issues which might relate to Employee's employment with the Company.

     NOW THEREFORE, in consideration of the mutual promises set forth below, it is hereby agreed by and between Employee and Company as follows:

     A. Payment to Employee. The Company agrees to pay Employee the sum of $________ (the "Payment") as severance pay, less all applicable withholdings for state, federal and FICA taxes. The Payment shall be paid in one lump sum as soon as practicable [following the expiration of the seven-day revocation period set forth in paragraph G below] OR [six (6) months following the Termination Date].

     B. Employee's Release of Liability. Employee agrees to the following general release:

          (a) Employee hereby releases, acquits and forever discharges the Company, its subsidiaries, divisions, affiliates, agents, independent contractors, shareholders, employees, directors, and officers, and all of its predecessors and successors (collectively referred to in this Release as "Released Parties") of and from any and all causes of action, suits, proceedings, claims, demands, rights, obligations, losses, injury, costs, expenses, compensation and all other damages and liabilities of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, asserted or assertable (collectively "Claims") which Employee now owns or holds, or at any time has owned or held, against the Released Parties arising out of or related to contract (express and/or implied), tort, payment of wages, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and 1871, the Age Discrimination in Employment Act, as amended, the Family Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Americans With Disabilities Act of 1991, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, and/or any other federal, state or local statute, law, ordinance, order or principle of common law, or any Claim in relation to Employee's ownership or sale of Company stock or participation in any compensation or stock plan or any Claim relating to any other law, common or statutory, resulting from any act or omission committed or omitted prior to the date this Release is signed, and specifically including Claims arising out of or in consequence of the employment relationship between Employee and Company, or the termination thereof.

          (b) Employee hereby represents, warrants and agrees that Employee has not initiated, nor will he initiate, any legal proceedings, charges, complaints or other actions in any court or administrative agency regarding the Claims released herein and that none of the Claims has been assigned, encumbered or otherwise transferred. Employee further waives any right he may have to any benefit or other relief the Equal Employment Opportunity Commission, or similar state or local agency, might seek on his behalf, and he agrees to direct such agency to withdraw or dismiss any such action.

     C. Confidentiality of this Release. Employee agrees to keep the terms, amount and fact of this Release confidential. Employee will not disclose any information concerning this Release to anyone other than his immediate family, tax advisor and attorney, each of whom will be informed and bound by this confidentiality provision. Employee acknowledges that revealing any information regarding the terms of his separation from employment or discussing the terms of this Release may cause the Company injury and damage and will constitute a breach of his obligations under the Release and will cause a forfeiture of his rights hereunder.

     D. Employee Agreement. The parties acknowledge that Employee's obligations in Sections 15 through 17 of the Employment Agreement entered into between Company and Employee dated March 21, 2007 (the "Employment Agreement") remain in full force and effect. This Release and Sections 15 through 17 of the Employment Agreement constitute the entire agreement between Employee and the Company. This Release may not be modified orally, but only by an agreement in writing, signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought.

     E. Time to Review. Employee acknowledges that he has been given the opportunity to consider and review this Release with counsel of his choice for a reasonable period of time, up to twenty-one (21) days, and that he understands his respective rights and obligations pursuant to this Release. Employee further declares he enters into this Release freely, voluntarily and without any pressure or coercion from any person or entity, including, but not limited to, the Company or any of its representatives.

     F. Time to Revoke. Employee understands that he has the right to revoke this Release within a period of seven (7) days following his signing this Release and that this Release shall not become effective or enforceable, nor shall he receive the Payment, until the seven-day revocation period has ended.

     G. Governing Law; Binding Effect. This Release is made and entered into in the State of Oklahoma and shall be interpreted, enforced and governed by the laws of the State of Oklahoma, and shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

     H. Non-Admission of Liability. Employee understands and agrees that the Company denies that he has cognizable claims against it. He further understands and agrees that neither this Release nor any action taken hereunder is to be construed as an admission by the Company of violation of any local, state, federal or common law. In fact, the Employee understands that the Company expressly denies any such violation.

     I. Severability. The invalidity or unenforceability of any provision or provisions of this Release shall not affect the validity or enforceability of any other provision of this Release, which shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Release to be executed on its behalf to be effective the date signed below.


                             QUEST RESOURCE CORPORATION


                             By:
                                   ----------------------------------------

                             Name:
                                   ----------------------------------------

                             Title:
                                   ----------------------------------------






I HAVE CAREFULLY READ AND FULLY UNDERSTAND THE TERMS OF THIS RELEASE, INCLUDING THE RELEASE OF CLAIMS HEREIN, AND HAVE HAD SUFFICIENT OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL PRIOR TO EXECUTING THIS RELEASE TO THE EXTENT I DEEMED SUCH CONSULTATION NECESSARY AND I VOLUNTARILY ACCEPT AND AGREE TO THE TERMS OF THIS RELEASE, INCLUDING THE RELEASE OF CLAIMS HEREIN.


                             EMPLOYEE


Dated: _______________       ----------------------------------------------
                             Richard Marlin



                             Current Address:
                                                  -------------------------

                                                  -------------------------

                             Current Telephone No.
                                                  -------------------------